Exhibit 99

NextEra Energy, Inc. Media Line: (305) 552-3888 October 24, 2012 FOR IMMEDIATE RELEASE

NextEra Energy announces third quarter earnings for 2012

•	Florida Power & Light Company earnings driven by increased investments, which help to provide high reliability and the lowest typical residential customer bill in Florida

•	NextEra Energy Resources executing well on largest-ever backlog of contracted renewables projects; on track and within budget to add approximately 1,500 megawatts of U.S. wind to portfolio in 2012

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2012 third quarter net income on a GAAP basis of $415 million, or $0.98 per share, compared with $407 million, or $0.97 per share, in the third quarter of 2011. On an adjusted basis, NextEra Energy's earnings were $532 million, or $1.26 per share, compared with $551 million, or $1.31 per share, in the third quarter of 2011. Adjusted earnings exclude the mark-to-market effects of non-qualifying hedges, the net effect of other than temporary impairments (OTTI) on certain investments, and for 2011, the after tax loss on natural gas-fired generating assets held for sale, all of which primarily relate to the business of NextEra Energy Resources, LLC and its affiliated entities.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, for analysis of performance, for reporting of results to the Board of Directors, and as an input in determining whether performance goals are met for performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its earnings outlook to analysts and investors. NextEra Energy management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. The attachments to this news release include a reconciliation of historical adjusted earnings to net income, which is the most directly comparable GAAP measure.

"NextEra Energy continued to execute well in the third quarter against our record capital investment program,” said NextEra Energy President and CEO Jim Robo. “At FPL, we expect our increased investments to further enhance a customer value proposition that delivers the lowest typical residential customer bill in the state, reliability that is among the best in the country and nationally recognized customer service. At NextEra Energy Resources, we expect to add approximately 1,500 megawatts (MW) of new U.S. wind generation this year as we continue work on a record backlog of contracted renewables projects.”

Florida Power & Light Company
NextEra Energy's principal rate-regulated utility subsidiary, Florida Power & Light Company, reported third quarter net income of $392 million, or $0.93 per share, compared with $347 million, or $0.83 per share, in the prior-year's comparable quarter.

The main driver of FPL's growth was continued investment in the business, including investments in new, more efficient power generation. The company expects these investments will produce significant customer benefits in the form of lower fuel costs, enhanced reliability, and cleaner air. During the quarter, the company invested roughly $900 million of the approximately $4.3 billion it expects to invest in 2012.

During the third quarter, the Nuclear Regulatory Commission approved FPL's license amendment request for the nuclear uprate program at St. Lucie Unit 2 and the company expects that uprate to be completed by year-end. Turkey Point Unit 4 will begin its uprate in the fourth quarter and is expected to complete it in the spring of 2013. Coupled with the completed uprates at both St. Lucie Unit 1 and Turkey Point Unit 3, these investments are now expected to provide at least an additional 526 MW of clean, emissions-free energy to customers.

Construction continued at both FPL's Cape Canaveral and Riviera Beach modernization projects. At the end of the quarter, Cape Canaveral was on schedule and on budget with an expected in-service date of mid-2013. The Riviera Beach modernization project was on schedule and on budget with an expected in-service date of mid-2014. FPL's third modernization project, Port Everglades, also moved along through the development cycle and is expected to enter service in mid-2016.

Some of FPL's customer metrics continued to improve in the third quarter. While total sales declined due to weather, overall underlying weather-adjusted usage grew by 1.6 percent over the same quarter last year, marking the fourth consecutive increase. Since the third quarter of 2011, FPL's customer base has grown by approximately 30,000, or 0.7%, marking the tenth consecutive quarter it has grown at roughly this rate.

Also in the quarter, FPL and three of the intervening parties in the company's rate case proceeding - the Florida Industrial Power Users Group, the South Florida Hospital and Healthcare Association, and the Federal Executive Agencies - signed a proposed base rate settlement agreement that would help secure low rates for customers through the end of 2016, while supporting FPL's ability to provide safe, highly reliable service. The Office of Public Counsel has opposed the proposed settlement.

If approved, the settlement agreement would set FPL's allowed regulatory return on equity at 10.7 percent with a 100 basis point band and allow timely cost recovery for the company's investments in new, highly efficient power plants when they enter service. The Florida Public Service Commission (PSC) has scheduled an evidentiary hearing on the proposed settlement agreement to begin Nov. 19 with a decision expected before the end of the year.

Whether the PSC ultimately renders a decision on the original base rate request filed in March, or on the proposed settlement agreement, FPL expects to continue to provide the lowest typical residential customer bill in Florida based on currently available data.

NextEra Energy Resources
NextEra Energy Resources, the competitive energy business of NextEra Energy, reported third quarter net income on a GAAP basis of $44 million, or $0.10 per share, compared with $67 million, or $0.16 per share, in the prior-year's comparable quarter. On an adjusted basis, NextEra Energy Resources' earnings were $162 million, or $0.38 per share, compared with $204 million, or $0.49 per share, in the third quarter of 2011.

Earnings in the year-ago period benefited from two factors that were not present in the third quarter of 2012. The gas-fired assets sold late last year contributed to results in the year-ago period and negatively impacted the comparison with the current quarter by 5 cents, and last year's third quarter included gains on the close-out of some hedges in the gas infrastructure area, which negatively impacted the comparison with this year's quarter by 8 cents.

Adjusting for these two effects, earnings at NextEra Energy Resources would have increased by approximately 2 cents compared to the third quarter of the prior year. New project additions contributed 5 cents compared to the year-ago period. In Texas, the aggregate impact of less extreme weather and more benign market conditions compared to the prior year quarter, as well as our customer supply and proprietary power and gas trading activities, provided a positive net contribution of 9 cents.

These contributions were partially offset by the roll off of production tax credits (PTCs) for existing wind assets, which reduced earnings by 2 cents. Earnings were also reduced by lower generation and a refueling outage at the Seabrook Station nuclear facility, which negatively impacted results by 4 cents. All other effects, which include slight declines in other operating assets, slight increases in operations and maintenance and general and administrative expenses, and share dilution, reduced earnings by 6 cents.

During the quarter, the company reached an agreement to acquire a 165-MW wind project with a 20-year power purchase agreement that is expected to go into service by the end of the year. In addition, the company entered into a 20-year power purchase agreement for a new 100-MW wind project that is expected to go into service next year and is not contingent on the extension of the PTC. Additionally, the company received approval from the California Public Utility Commission for its 20-year power purchase agreement for the planned 250-MW McCoy solar project.

Overall, the business remains on track and within budget to add approximately 1,500 MW of new U.S. wind assets to the portfolio in 2012. The business also remains on track to add approximately 600 MW of Canadian wind between 2012 and 2015, and to add approximately 900 MW of contracted solar generation to the portfolio between 2012 and 2016.

Corporate and Other
Corporate and Other negatively impacted earnings by 5 cents, compared to a loss of 1 cent in the prior-year comparable quarter.

Outlook
For 2012, NextEra Energy continues to expect full-year adjusted earnings per share to be in the range of $4.35 to $4.65. It also continues to expect that adjusted earnings per share in 2014 will be in the range of $5.05 to $5.65.

NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards, the unrealized mark-to-market effect of non-qualifying hedges and net other than temporary impairment losses on securities held in NextEra Energy Resources' nuclear decommissioning funds, none of which can be determined at this time. In addition, NextEra Energy's adjusted earnings expectations assume, among other things: normal weather and operating conditions; no further significant decline in the national or the Florida economy; supportive commodity markets; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; access to capital at reasonable cost and terms; no acquisitions or divestitures; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's third quarter earnings conference call is scheduled for 9 a.m. ET today. The webcast is available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/investors. The slides and news release accompanying the presentation may be downloaded at www.NextEraEnergy.com/investors beginning at 7:30 a.m. ET today. For those unable to listen to the live webcast, a replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company with revenues of more than $15.3 billion, more than 41,000 megawatts of generating capacity, and approximately 15,000 employees in 24 states and Canada as of year-end 2011. Headquartered in Juno Beach, Fla., NextEra Energy's principal subsidiaries are Florida Power & Light Company, which serves approximately 4.6 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the country, and NextEra Energy Resources, LLC, which together with its affiliated entities is the largest generator in the United States of renewable energy from the wind and sun. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com

###

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings expectations and future operating performance. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “will likely result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or an appropriate return on capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; risks of disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions to or elimination of governmental incentives that support renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources); impact of new or revised laws, regulations or interpretations or other regulatory initiatives on NextEra Energy and FPL; effect on NextEra Energy and FPL of potential regulatory action to broaden the scope of regulation of OTC financial derivatives and to apply such regulation to NextEra Energy and FPL; capital expenditures, increased cost of operations and exposure to liabilities attributable to environmental laws and regulations applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations; effect on NextEra Energy and FPL of changes in tax laws and in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; risks associated with threats of terrorism and catastrophic events that could result from terrorism, cyber attacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; risk of lack of availability of adequate insurance coverage for protection of NextEra Energy and FPL against significant losses; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to hedge effectively its assets or positions against changes in commodity prices, volumes, interest rates, counterparty credit risk or other risk measures; potential volatility of NextEra Energy's results of operations caused by sales of power on the spot market or on a short-term contractual basis; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's hedging and trading procedures and associated risk management tools to protect against significant losses; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by FPL and NextEra Energy Resources; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; risks to NextEra Energy and FPL of failure of counterparties to perform under derivative contracts or of requirement for NextEra Energy and FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's and FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses of compromise of sensitive customer data; risks to NextEra Energy and FPL of volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; increasing costs of health care plans; lack of a qualified workforce or the loss or retirement of key employees; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions; environmental, health and financial risks associated with NextEra Energy's and FPL's ownership of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; liability of NextEra Energy and FPL for increased nuclear licensing or compliance costs resulting from hazards posed to their owned nuclear generation facilities; risks associated with outages of NextEra Energy's and FPL's owned nuclear units; effect of disruptions, uncertainty or volatility in the credit and capital markets on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; risk of impairment of NextEra Energy's and FPL's liquidity from inability of creditors to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's and FPL's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; and effect of disruptions, uncertainty or volatility in the credit and capital markets of the market price of NextEra Energy's common stock. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2011 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this press release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary

Three Months Ended September 30, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$2,975	$808	$60	$3,843

Operating Expenses
Fuel, purchased power and interchange	1,280	234	12	1,526
Other operations and maintenance	427	322	27	776
Impairment charges	—	—	—	—
Depreciation and amortization	254	203	10	467
Taxes other than income taxes and other	295	26	4	325
Total operating expenses	2,256	785	53	3,094
Operating Income	719	23	7	749
Other Income (Deductions)
Interest expense	(104)	(116)	(39)	(259)
Loss on natural gas-fired generating assets held for sale	—	—	—	—
Equity in earnings (losses) of equity method investees	—	21	(5)	16
Allowance for equity funds used during construction	14	—	7	21
Interest income	(1)	4	17	20
Gains on disposal of assets - net	—	53	—	53
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(4)	—	(4)
Other - net	1	2	(30)	(27)
Total other income (deductions) - net	(90)	(40)	(50)	(180)

Income (Loss) Before Income Taxes	629	(17)	(43)	569
Income Tax Expense (Benefit)	237	(61)	(22)	154
Net Income	$392	$44	$(21)	$415

Reconciliation of Net Income to Adjusted Earnings:
Net Income	$392	$44	$(21)	$415
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	131	(1)	130
Loss on natural gas-fired generating assets held for sale	—	—	—	—
Other than temporary impairment losses - net	—	(13)	—	(13)
Adjusted Earnings	$392	$162	$(22)	$532

Earnings Per Share (assuming dilution)	$0.93	$0.10	$(0.05)	$0.98
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	0.31	—	0.31
Loss on natural gas-fired generating assets held for sale	—	—	—	—
Other than temporary impairment losses - net	—	(0.03)	—	(0.03)
Adjusted Earnings (Loss) Per Share	$0.93	$0.38	$(0.05)	$1.26

Weighted-average shares outstanding (assuming dilution)				422

NextEra Energy Resources' (NEER) financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary

Three Months Ended September 30, 2011	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$3,152	$1,172	$58	$4,382

Operating Expenses
Fuel, purchased power and interchange	1,479	414	18	1,911
Other operations and maintenance	429	293	26	748
Impairment charges	—	—	—	—
Depreciation and amortization	299	188	9	496
Taxes other than income taxes and other	289	25	2	316
Total operating expenses	2,496	920	55	3,471
Operating Income	656	252	3	911
Other Income (Deductions)
Interest expense	(101)	(133)	(31)	(265)
Loss on natural gas-fired generating assets held for sale	—	(148)	—	(148)
Equity in earnings (losses) of equity method investees	—	28	—	28
Allowance for equity funds used during construction	6	—	1	7
Interest income	1	6	14	21
Gains on disposal of assets - net	—	37	—	37
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(30)	—	(30)
Other - net	—	2	2	4
Total other income (deductions) - net	(94)	(238)	(14)	(346)

Income (Loss) Before Income Taxes	562	14	(11)	565
Income Tax Expense (Benefit)	215	(53)	(4)	158
Net Income	$347	$67	$(7)	$407
Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss):
Net Income	$347	$67	$(7)	$407
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	37	1	38
Loss on natural gas-fired generating assets held for sale	—	91	6	97
Other than temporary impairment losses - net	—	9	—	9
Adjusted Earnings	$347	$204	—	$551

Earnings Per Share (assuming dilution)	$0.83	$0.16	$(0.02)	$0.97
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	0.09	—	0.09
Loss on natural gas-fired generating assets held for sale	—	0.22	0.01	0.23
Other than temporary impairment losses - net	—	0.02	—	0.02

Adjusted Earnings (Loss) Per Share	$0.83	$0.49	$(0.01)	$1.31

Weighted-average shares outstanding (assuming dilution)				420

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary

Nine Months Ended September 30, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$7,778	$2,929	$174	$10,881

Operating Expenses
Fuel, purchased power and interchange	3,301	605	37	3,943
Other operations and maintenance	1,305	966	76	2,347
Impairment charges	—	—	—	—
Depreciation and amortization	496	595	30	1,121
Taxes other than income taxes and other	814	35	6	855
Total operating expenses	5,916	2,201	149	8,266
Operating Income	1,862	728	25	2,615
Other Income (Deductions)
Interest expense	(314)	(370)	(111)	(795)
Loss on natural gas-fired generating assets held for sale	—	—	—	—
Equity in earnings (losses) of equity method investees	—	23	(6)	17
Allowance for equity funds used during construction	36	—	16	52
Interest income	2	16	44	62
Gains (losses) on disposal of assets - net	—	120	—	120
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(11)	—	(11)
Other - net	(2)	13	(36)	(25)
Total other income (deductions) - net	(278)	(209)	(93)	(580)

Income (Loss) Before Income Taxes	1,584	519	(68)	2,035
Income Tax Expense (Benefit)	600	3	(50)	553
Net Income	$984	$516	$(18)	$1,482
Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss):
Net Income	$984	$516	$(18)	$1,482
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	31	(3)	28
Loss on natural gas-fired generating assets held for sale	—	—	—	—
Other than temporary impairment losses - net	—	(30)	—	(30)
Adjusted Earnings	$984	$517	$(21)	$1,480

Earnings Per Share (assuming dilution)	$2.35	$1.23	$(0.03)	$3.55
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	0.08	(0.01)	0.07
Loss on natural gas-fired generating assets held for sale	—	—	—	—
Other than temporary impairment losses - net	—	(0.07)	—	(0.07)
Adjusted Earnings (Loss) Per Share	$2.35	$1.24	$(0.04)	$3.55

Weighted-average shares outstanding (assuming dilution)				418

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary

Nine Months Ended September 30, 2011	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$8,200	$3,110	$166	$11,476

Operating Expenses
Fuel, purchased power and interchange	3,854	965	53	4,872
Other operations and maintenance	1,237	913	62	2,212
Impairment charges	—	51	—	51
Depreciation and amortization	653	558	25	1,236
Taxes other than income taxes and other	822	33	4	859
Total operating expenses	6,566	2,520	144	9,230

Operating Income	1,634	590	22	2,246
Other Income (Deductions)
Interest expense	(287)	(404)	(84)	(775)
Loss on natural gas-fired generating assets held for sale	—	(148)	—	(148)
Equity in earnings (losses) of equity method investees	—	57	—	57
Allowance for equity funds used during construction	26	—	2	28
Interest income	2	17	39	58
Gains (losses) on disposal of assets - net	—	79	—	79
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(34)	—	(34)
Other - net	(4)	15	7	18
Total other income (deductions) - net	(263)	(418)	(36)	(717)

Income (Loss) Before Income Taxes	1,371	172	(14)	1,529
Income Tax Expense (Benefit)	519	(199)	(47)	273
Net Income	$852	$371	$33	$1,256
Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss):
Net Income	$852	$371	$33	$1,256
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	84	1	85
Loss on natural gas-fired generating assets held for sale	—	91	6	97
Other than temporary impairment losses - net	—	5	—	5
Adjusted Earnings	$852	$551	$40	$1,443

Earnings Per Share (assuming dilution)	$2.03	$0.89	$0.08	$3.00
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	0.20	—	0.20
Loss on natural gas-fired generating assets held for sale	—	0.22	0.01	0.23
Other than temporary impairment losses - net	—	0.01	—	0.01
Adjusted Earnings (Loss) Per Share	$2.03	$1.32	$0.09	$3.44

Weighted-average shares outstanding (assuming dilution)				419

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary

September 30, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Property, Plant and Equipment
Electric utility plant in service and other property	$33,981	$19,649	$632	$54,262
Nuclear fuel	1,148	846	—	1,994
Construction work in progress	2,492	4,070	612	7,174
Less accumulated depreciation and amortization	(10,915)	(4,561)	(261)	(15,737)
Total property, plant and equipment - net	26,706	20,004	983	47,693

Current Assets
Cash and cash equivalents	20	199	27	246
Customer receivables, net of allowances	986	617	30	1,633
Other receivables	239	349	(99)	489
Materials, supplies and fossil fuel inventory	736	316	3	1,055
Regulatory assets:
Deferred clause and franchise expenses	54	—	—	54
Derivatives	59	—	—	59
Other	83	—	4	87
Derivatives	8	449	25	482
Other	124	193	15	332
Total current assets	2,309	2,123	5	4,437

Other Assets
Special use funds	2,967	1,256	—	4,223
Other investments	8	255	708	971
Prepaid benefit costs	1,124	—	(31)	1,093
Regulatory assets:
Securitized storm-recovery costs	462	—	—	462
Other	336	—	188	524
Derivatives	32	842	70	944
Other	176	1,281	245	1,702
Total other assets	5,105	3,634	1,180	9,919

Total Assets	$34,120	$25,761	$2,168	$62,049

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary

September 30, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Capitalization
Common stock	$1,373	—	$(1,369)	$4
Additional paid-in capital	5,703	7,966	(8,175)	5,494
Retained earnings	4,998	5,301	308	10,607
Accumulated other comprehensive income (loss)	—	(136)	(83)	(219)
Total common shareholders' equity	12,074	13,131	(9,319)	15,886
Long-term debt	7,632	6,056	9,026	22,714
Total capitalization	19,706	19,187	(293)	38,600

Current Liabilities
Commercial paper	472	—	581	1,053
Short-term debt	—	21	500	521
Current maturities of long-term debt	452	435	1,175	2,062
Accounts payable	672	513	9	1,194
Customer deposits	508	5	—	513
Accrued interest and taxes	486	244	(27)	703
Derivatives	67	385	34	486
Accrued construction-related expenditures	210	292	10	512
Other	384	354	93	831
Total current liabilities	3,251	2,249	2,375	7,875

Other Liabilities and Deferred Credits
Asset retirement obligations	1,190	495	—	1,685
Accumulated deferred income taxes	5,248	1,200	(282)	6,166
Regulatory liabilities:
Accrued asset removal costs	2,017	—	—	2,017
Asset retirement obligation regulatory expense difference	1,814	—	—	1,814
Other	361	—	—	361
Derivatives	—	510	20	530
Deferral related to differential membership interests	—	1,498	—	1,498
Other	533	622	348	1,503
Total other liabilities and deferred credits	11,163	4,325	86	15,574
Commitments and Contingencies
Total Capitalization and Liabilities	$34,120	$25,761	$2,168	$62,049

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary

December 31, 2011	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Property, Plant and Equipment
Electric utility plant in service and other property	$31,564	$18,625	$579	$50,768
Nuclear fuel	1,005	790	—	1,795
Construction work in progress	2,601	2,068	320	4,989
Less accumulated depreciation and amortization	(10,916)	(3,914)	(232)	(15,062)
Total property, plant and equipment - net	24,254	17,569	667	42,490

Current Assets
Cash and cash equivalents	36	166	175	377
Customer receivables, net of allowances	682	663	27	1,372
Other receivables	312	268	(150)	430
Materials, supplies and fossil fuel inventory	759	311	4	1,074
Regulatory assets:
Deferred clause and franchise expenses	112	—	—	112
Derivatives	502	—	—	502
Other	80	—	4	84
Derivatives	10	585	16	611
Other	156	145	9	310
Total current assets	2,649	2,138	85	4,872

Other Assets
Special use funds	2,737	1,130	—	3,867
Other investments	4	214	689	907
Prepaid benefit costs	1,088	—	(67)	1,021
Regulatory assets:
Securitized storm-recovery costs	517	—	—	517
Other	395	—	226	621
Derivatives	2	929	42	973
Other	170	1,479	271	1,920
Total other assets	4,913	3,752	1,161	9,826

Total Assets	$31,816	$23,459	$1,913	$57,188

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary

December 31, 2011	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Capitalization
Common stock	$1,373	—	$(1,369)	$4
Additional paid-in capital	5,464	6,939	(7,186)	5,217
Retained earnings	4,013	4,786	1,077	9,876
Accumulated other comprehensive income (loss)	—	(90)	(64)	(154)
Total common shareholders' equity	10,850	11,635	(7,542)	14,943
Long-term debt	7,483	5,441	7,886	20,810
Total capitalization	18,333	17,076	344	35,753

Current Liabilities
Commercial paper	330	—	1,019	1,349
Short-term debt	—	—	—	—
Current maturities of long-term debt	50	408	350	808
Accounts payable	678	483	30	1,191
Customer deposits	541	6	—	547
Accrued interest and taxes	221	215	28	464
Derivatives	512	571	7	1,090
Accrued construction-related expenditures	261	222	35	518
Other	373	364	15	752
Total current liabilities	2,966	2,269	1,484	6,719

Other Liabilities and Deferred Credits
Asset retirement obligations	1,144	466	1	1,611
Accumulated deferred income taxes	4,593	1,323	(235)	5,681
Regulatory liabilities:
Accrued asset removal costs	2,197	—	—	2,197
Asset retirement obligation regulatory expense difference	1,640	—	—	1,640
Other	416	—	3	419
Derivatives	1	509	31	541
Deferral related to differential membership interests	—	1,203	—	1,203
Other	526	613	285	1,424
Total other liabilities and deferred credits	10,517	4,114	85	14,716
Commitments and Contingencies
Total Capitalization and Liabilities	$31,816	$23,459	$1,913	$57,188

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary

Nine Months Ended September 30, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income (loss)	$984	$516	$(18)	$1,482
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	496	595	30	1,121
Nuclear fuel amortization	74	119	1	194
Loss on natural gas-fired generating assets held for sale	—	—	—	—
Impairment charges	—	—	—	—
Unrealized (gains) losses on marked to market energy contracts	—	(84)	(5)	(89)
Deferred income taxes	656	(96)	(43)	517
Cost recovery clauses and franchise fees	115	—	—	115
Changes in prepaid option premiums and derivative settlements	—	(36)	—	(36)
Equity in (earnings) losses of equity method investees	—	(23)	6	(17)
Distributions of earnings from equity method investees	—	20	—	20
Allowance for equity funds used during construction	(36)	—	(16)	(52)
Gains on disposal of assets - net	—	(120)	—	(120)
Other than temporary impairment losses on securities held in
nuclear decommissioning funds	—	11	—	11
Other - net	51	24	80	155
Changes in operating assets and liabilities:
Customer receivables	(305)	51	(1)	(255)
Other receivables	16	(85)	(23)	(92)
Materials, supplies and fossil fuel inventory	24	(3)	—	21
Other current assets	(35)	(11)	(5)	(51)
Other assets	(41)	26	(35)	(50)
Accounts payable	60	(59)	—	1
Customer deposits	(32)	(1)	(1)	(34)
Margin cash collateral	—	110	—	110
Income taxes	74	(2)	(78)	(6)
Interest and other taxes	264	(5)	11	270
Other current liabilities	(55)	(26)	81	—
Other liabilities	(8)	(58)	8	(58)
Net cash provided by (used in) operating activities	2,302	863	(8)	3,157

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary

Nine Months Ended September 30, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Investing Activities
Capital expenditures of FPL	(3,061)	—	—	(3,061)
Independent power and other investments of NextEra Energy Resources	—	(3,025)	—	(3,025)
Cash grants under the American Recovery and Reinvestment Act of 2009	—	105	—	105
Nuclear fuel purchases	(137)	(66)	1	(202)
Other capital expenditures	—	—	(401)	(401)
Change in loan proceeds restricted for construction	—	212	—	212
Proceeds from sale or maturity of securities in special use funds	2,949	941	—	3,890
Purchases of securities in special use funds	(3,031)	(963)	—	(3,994)
Proceeds from sale or maturity of other securities	—	—	219	219
Purchases of other securities	—	—	(259)	(259)
Other - net	27	(10)	(2)	15
Net cash provided by (used in) investing activities	(3,253)	(2,806)	(442)	(6,501)

Cash Flows From Financing Activities
Issuances of long-term debt	594	1,017	2,615	4,226
Retirements of long-term debt	(50)	(572)	(699)	(1,321)
Proceeds from sale of differential membership interests	—	414	—	414
Payments to differential membership investors	—	(53)	—	(53)
Net change in short-term debt	142	193	61	396
Issuances of common stock - net	—	—	386	386
Repurchases of common stock	—	—	(19)	(19)
Dividends on common stock	—	—	(752)	(752)
Dividends & capital distributions from (to) NextEra Energy, Inc. - net	240	1,027	(1,267)	—
Other - net	9	(50)	(23)	(64)
Net cash provided by (used in) financing activities	935	1,976	302	3,213

Net increase (decrease) in cash and cash equivalents	(16)	33	(148)	(131)
Cash and cash equivalents at beginning of period	36	166	175	377

Cash and cash equivalents at end of period	$20	$199	$27	$246

NEER's financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary

Nine Months Ended September 30, 2011	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income (loss)	$852	$371	$33	$1,256
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	653	558	25	1,236
Nuclear fuel amortization	111	99	—	210
Loss on natural gas-fired generating assets held for sale	—	148	—	148
Impairment charges	—	51	—	51
Unrealized (gains) losses on marked to market energy contracts	—	180	2	182
Deferred income taxes	439	(34)	(131)	274
Cost recovery clauses and franchise fees	71	—	—	71
Changes in prepaid option premiums and derivative settlements	—	23	—	23
Equity in (earnings) losses of equity method investees	—	(57)	—	(57)
Distribution of earnings from equity method investees	—	67	—	67
Allowance for equity funds used during construction	(26)	—	(2)	(28)
Gains on disposal of assets - net	—	(79)	—	(79)
Other than temporary impairment losses on securities held in
nuclear decommissioning funds	—	34	—	34
Other - net	21	4	96	121
Changes in operating assets and liabilities:
Customer receivables	(286)	55	3	(228)
Other receivables	14	(28)	70	56
Materials, supplies and fossil fuel inventory	(219)	(55)	5	(269)
Other current assets	(33)	3	3	(27)
Other assets	(48)	(23)	(12)	(83)
Accounts payable	69	(32)	(7)	30
Customer deposits	4	—	1	5
Margin cash collateral	—	(28)	—	(28)
Income taxes	(67)	(64)	237	106
Interest and other taxes	228	14	17	259
Other current liabilities	1	(87)	3	(83)
Other liabilities	(36)	(69)	(25)	(130)
Net cash provided by (used in) operating activities	1,748	1,051	318	3,117

NextEra Energy, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary

Nine Months Ended September 30, 2011	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Investing Activities
Capital expenditures of FPL	(2,128)	—	—	(2,128)
Independent power and other investments of NextEra Energy Resources	—	(1,654)	—	(1,654)
Cash grants under the American Recovery and Reinvestment Act of 2009	202	301	—	503
Nuclear fuel purchases	(223)	(108)	—	(331)
Other capital expenditures	—	—	(204)	(204)
Change in loan proceeds restricted for construction	—	(596)	—	(596)
Proceeds from sale or maturity of securities in special use funds	2,483	1,084	—	3,567
Purchases of securities in special use funds	(2,534)	(1,104)	—	(3,638)
Proceeds from sale or maturity of other securities	—	—	399	399
Purchases of other securities	—	—	(431)	(431)
Other - net	32	44	15	91
Net cash provided by (used in) investing activities	(2,168)	(2,033)	(221)	(4,422)

Cash Flows From Financing Activities
Issuances of long-term debt	248	1,273	1,396	2,917
Retirements of long-term debt	(45)	(406)	(1,237)	(1,688)
Proceeds from sale of differential membership interests	—	210	—	210
Payments to differential membership investors	—	—	—	—
Net change in short-term debt	307	—	639	946
Issuances of common stock - net	—	—	39	39
Repurchases of common stock	—	—	—	—
Dividends on common stock	—	—	(689)	(689)
Dividends & capital distributions from (to) NextEra Energy, Inc. - net	(90)	4	86	—
Other - net	10	(92)	(10)	(92)
Net cash provided by (used in) financing activities	430	989	224	1,643

Net increase (decrease) in cash and cash equivalents	10	7	321	338
Cash and cash equivalents at beginning of period	20	165	117	302

Cash and cash equivalents at end of period	$30	$172	$438	$640

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

			Preliminary

	First Quarter	Second Quarter	Third Quarter	Year-To-Date

NextEra Energy, Inc. - 2011 Earnings Per Share	$0.64	$1.38	$0.97	$3.00

Florida Power & Light - 2011 Earnings Per Share	$0.49	$0.72	$0.83	$2.03
Allowance for funds used during construction	—	0.01	0.03	0.03
Cost recovery clause results, primarily nuclear uprates	0.02	0.03	0.03	0.09
New investment and other	0.07	0.09	0.04	0.19
Share accretion	—	—	—	0.01

Florida Power & Light - 2012 Earnings Per Share	0.58	0.85	0.93	2.35

NEER - 2011 Earnings Per Share	0.16	0.57	0.16	0.89
New investments	0.07	0.03	0.06	0.16
Existing assets	(0.11)	(0.09)	(0.21)	(0.42)
Gas infrastructure	0.07	0.01	(0.06)	0.02
Customer supply businesses & proprietary power & gas trading	(0.02)	—	0.13	0.11
Impairment and other charges in 2011	—	0.08	—	0.08
Non-qualifying hedges impact	0.39	(0.04)	(0.22)	0.12
Loss on natural gas-fired generating assets held for sale	—	—	0.22	0.22
Change in other than temporary impairment losses - net	—	0.03	0.05	0.08
Other, including interest expense	(0.03)	0.01	(0.03)	(0.03)
Share accretion	—	—	—	—

NEER - 2012 Earnings Per Share	0.53	0.60	0.10	1.23

Corporate and Other - 2011 Earnings Per Share	(0.01)	0.09	(0.02)	0.08
Lone Star Transmission	0.01	0.01	0.02	0.04
Loss on natural gas-fired generating assets held for sale	—	—	0.01	0.01
Non-qualifying hedges impact	—	—	—	0.01
Other, including interest expense, interest income and consolidating income tax benefits or expenses	(0.01)	(0.11)	(0.06)	(0.17)
Share accretion	0.01	0.01	—	—

Corporate and Other - 2012 Earnings Per Share	—	—	(0.05)	(0.03)

NextEra Energy, Inc. - 2012 Earnings Per Share	$1.11	$1.45	$0.98	$3.55

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

The sum of the quarterly amounts may not equal the total for the year due to rounding.

NextEra Energy, Inc.
Schedule of Total Debt and Equity
(millions)
(unaudited)

	Preliminary

September 30, 2012	Per Books	Adjusted [1]
Long-term debt, including current maturities,
short-term debt and commercial paper
Junior Subordinated Debentures[2]	$2,753	$1,377
Debentures, related to NextEra Energy's equity units	1,653	1,653
Project debt:
Natural gas-fired assets	563
Wind assets	3,499
Hydro assets	700
Solar	702
Storm Securitization Debt	438
Lone Star Transmission	258
Pipeline Funding	500
Waste Water Bonds	56
Other long-term debt, including current maturities, short-term debt and commercial paper[3]	15,228	15,228
Total debt per Balance Sheet	26,350	18,258
Junior Subordinated Debentures[2]		1,376
Debentures, related to NextEra Energy's equity units		1,653
Common shareholders' equity	15,886	15,886
Total capitalization, including debt due within one year	$42,236	$37,173

Debt ratio	62%	49%

December 31, 2011	Per Books	Adjusted [1]
Long-term debt, including current maturities and
commercial paper
Junior Subordinated Debentures[2]	$2,353	$1,177
Debentures, related to NextEra Energy's equity units	752	752
Project debt:
Natural gas-fired assets	586
Wind assets	3,310
Hydro assets	700
Solar	702
Storm Securitization Debt	486
Lone Star Transmission	108
Pipeline Funding	500
Waste Water Bonds	57
Other long-term debt, including current maturities and commercial paper[3]	13,413	13,413
Total debt	22,967	15,342
Junior Subordinated Debentures[2]		1,176
Debentures, related to NextEra Energy's equity units		752
Common shareholders' equity	14,943	14,943
Total capitalization, including debt due within one year	$37,910	$32,213

Debt ratio	61%	48%

[1] Ratios exclude impact of imputed debt for purchase power obligations. Including the impact of imputed debt for purchase power obligations the adjusted debt ratio would be 50% for both September 30, 2012 and December 31, 2011 respectively..

[2] Adjusted to reflect preferred stock characteristics of these securities (preferred trust securities and junior subordinated debentures).
[3] Includes premium and discount on all debt issuances.

Florida Power & Light Company
Statistics
(unaudited)

			Preliminary

	Quarter		Year-to-Date

Periods Ended September 30	2012	2011	2012	2011
Energy sales (million kwh)
Residential	16,708	17,079	41,261	42,720
Commercial	12,472	12,650	34,224	34,162
Industrial	747	790	2,258	2,340
Public authorities	136	138	410	409
Increase (decrease) in unbilled sales	(82)	200	676	786
Total retail (1)	29,981	30,857	78,829	80,417
Electric utilities	655	628	1,739	1,673
Interchange power sales	164	214	434	766
Total	30,800	31,699	81,002	82,856

Average price (cents/kwh) (2)
Residential	10.53	10.75	10.47	10.66
Commercial	8.53	8.94	8.65	9.06
Industrial	6.79	7.38	6.86	7.39
Total	9.55	9.87	9.53	9.84

Average customer accounts (000's)
Residential	4,054	4,027	4,050	4,026
Commercial	513	509	511	508
Industrial	9	9	9	9
Other	3	4	4	3
Total	4,579	4,549	4,574	4,546

End of period customer accounts (000's)	SEP 2012	SEP 2011
Residential	4,054	4,025
Commercial	513	509
Industrial	9	9
Other	3	3
Total	4,579	4,546

1. 2011 includes two extra days of sales as a result of a shift from a fiscal month to a calendar month.
2. Excludes interchange power sales, net change in unbilled revenues, deferrals under cost recovery clauses and any provision for refund.

	2012	Normal	2011

Three Months Ended September 30
Cooling degree-days	919	931	997
Heating degree-days	—	—	—
Nine Months Ended September 30
Cooling degree-days	1,670	1,644	1,869
Heating degree-days	160	269	215

Cooling degree days for the periods above use a 72 degree base temperature and heating degree days use a 66 degree base temperature.